Exhibit 10.1

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of March 22, 2015, is entered into by and among EMRISE Corporation, a Delaware corporation (“Seller”), DDC (United Kingdom) Ltd., a company incorporated under the laws of England (“Purchaser”), and each of the Persons set forth on Schedule A hereto (each, a “Stockholder”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Stock Purchase Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d3 under the Exchange Act) of the number of shares of common stock (“Common Stock”), par value $0.0033 per share, of Seller set forth opposite such Stockholder’s name on Schedule A hereto (all such shares set forth on Schedule A, together with any shares of Common Stock of the Company that are hereafter issued to or otherwise acquired or owned by any Stockholder prior to the termination of this Agreement, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Seller, the Purchaser and EMRISE Electronics Ltd., a company incorporated under the laws of England (the “Company”), are entering into Stock Purchase Agreement, dated as of the date hereof (as it may be amended from time to time, the “Stock Purchase Agreement”), which provides, among other things, for the Purchaser to obtain the Required Seller Stockholder Approval; and

WHEREAS, as a condition to their willingness to enter into the Stock Purchase Agreement, the Seller and the Purchaser have required that each Stockholder enter into this Agreement, and each Stockholder has agreed to do so in order to induce the Seller and the Purchaser to enter into, and in consideration of their entering into, the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
COVENANTS OF THE STOCKHOLDERS

The Stockholder hereby covenants and agrees that:

1.1.         Voting of Subject Shares; Grant of Proxy.

(a)         At any meeting of the stockholders of the Seller held while this Agreement is in effect, however called, and at every adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Seller or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of the Seller is sought, such Stockholder shall, or shall cause the holder of record of its Subject Shares on any applicable record date to, appear at such meeting or otherwise cause such Stockholder’s Subject Shares to be counted as present thereat for purposes of establishing a quorum at any such meeting and vote (or cause to be voted) all of such Stockholder’s Subject Shares to the extent that any of the Subject Shares are entitled to vote at such meeting or in such written consent (the “Vote Shares”) (i) in favor of (A) the transactions contemplated by the Stock Purchase Agreement and (B) approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the transactions contemplated by the Stock Purchase Agreement on the date on which such meeting is held; and (C) any other matter necessary to consummate the transactions contemplated by the Stock Purchase Agreement that are considered and voted upon by the Stockholders of the Seller; and (ii) against any Acquisition Proposal.

(b)   Irrevocable Proxy.  The Stockholder hereby revokes (and agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Subject Shares. Solely with respect to the matters described in Section 1.1(a), while this Agreement is in effect, such Stockholder hereby irrevocably grants to, and appoints, the Seller and any designee thereof, as such Stockholder’s proxy and attorney-in-fact, for and in the name, place and stead of such Stockholder, to (i) attend any meeting of the stockholders of the Seller on behalf of such Stockholder with respect to the matters set forth in Section 1.1(a), (ii) cause such Stockholder’s Subject Shares to be counted as present for purposes of establishing a quorum at any such meeting and (iii) vote all Vote Shares, or grant or withhold a consent or approval in respect of the Vote Shares, or issue instructions to the record holder of such Stockholder’s Vote Shares to do any of the foregoing, in connection with any meeting of the stockholders of the Seller or any action by written consent in lieu of a meeting of the stockholders of the Seller with respect to the matters set forth in Section 1.1(a), in a manner consistent with the provisions of Section 1.1(a). Such Stockholder authorizes such proxy and attorney-in-fact to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Seller. Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.1(b) is given in connection with the execution of the Stock Purchase Agreement and granted in consideration of and as an inducement to the Seller and the Purchaser to enter into the Stock Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement, subject to the termination of this Agreement pursuant to Section 4.2. Such Stockholder hereby further affirms that the proxy set forth in this Section 1.1(b) is coupled with an interest, is intended to be irrevocable (and as such shall survive and shall not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable), subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2, and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Seller agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement.

1.2           No Transfer; No Inconsistent Arrangements.

(a)           Except as provided hereunder (including pursuant to Section 1.1 or Section 4.1) or under the Stock Purchase Agreement, from and after the date hereof and until this Agreement is terminated, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Lien other than restrictions imposed by Applicable Law or pursuant to this Agreement on any Subject Shares, (ii) transfer, sell, assign, gift, hedge, mortgage, pledge or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any or all of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any Contract with respect to any Transfer of such Subject Shares or any interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (v) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Subject Shares or (vi) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect; provided, that the restrictions contained in this Section 1.2(a) shall not apply with respect to any transfer of the Subject Shares by a Stockholder pursuant to applicable Laws of descent and distribution; provided, further, that any such proposed transferee must agree in writing to take such Subject Shares subject to and to be bound by the terms and conditions of this Agreement applicable to such Subject Shares. Any action taken in violation of the foregoing sentence shall be null and void ab initio and such Stockholder agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding the foregoing, such Stockholder may make Transfers of Subject Shares (a) to any wholly-owned Subsidiary of such Stockholder, in which case the Subject Shares shall continue to be bound by this Agreement (provided, that any such transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer) or (b) as the Seller may agree in writing in its sole discretion. If so requested by the Seller, such Stockholder agrees that the Subject Shares shall bear a legend stating that such Subject Shares are subject to this Agreement (provided, such legend shall be removed upon the valid termination of this Agreement).

(b)           At all times until the Expiration Date, in furtherance of this Agreement, such Stockholder shall, and hereby does authorize and instruct the Seller or its counsel to notify the Seller’s transfer agent that, from the date hereof until the Expiration Date, there is a stop transfer order with respect to all of the Subject Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Shares until the Expiration Date); provided, however, that (i) if the Stock Purchase Agreement is terminated, pursuant to its terms, prior to the Closing, (ii) if the Seller Board of Directors shall have made an Adverse Recommendation change (solely in connection with a Superior Proposal), (iii) if this Agreement shall have been terminated in accordance with its terms or (iv) immediately following the Closing, the foregoing authorization and instruction shall be null and void and shall have no further force or effect.

1.3. No Solicitation of Transactions.  The Stockholder shall not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate, seek or knowingly encourage, facilitate, induce or support any announcement, communication, inquiry, expression of interest, proposal or offer that constitutes or that could reasonably be expected to lead to, an Acquisition Proposal from any Person but the Purchaser; (b) enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any Person other than the Purchaser; or (iii) furnish to any Person other than Purchaser or its Representatives any information that could reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal from a Person other than the Purchaser, or take any other action regarding any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal from a Person other than the Purchaser.

1.4           Documentation and Information.  Such Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of the Seller, except as may be required by applicable Law (provided, that reasonable notice of any such disclosure will be provided to the Seller). Such Stockholder consents to and hereby authorizes the Seller, the Purchaser and/or their Affiliates to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission (the “SEC”, and any press release or other disclosure document that the Seller, the Purchaser and/or their Affiliates reasonably determines to be necessary in connection with the transactions contemplated by the Stock Purchase Agreement, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that the Seller, the Purchaser and/or their respective Affiliates may, in the Seller’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. Such Stockholder agrees to promptly give each of the Seller, the Purchaser and/or their respective Affiliates any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify such parties of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

1.5.             Adjustments.  In the event that the Stockholder shall become the beneficial owner of any other shares of capital stock of the Seller entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1.1(a) hereof, then the terms of Section 1 hereof shall apply to such other shares of capital stock as though they were Subject Shares hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to the Seller and the Purchaser as to such Stockholder on a several basis, that:

2.1.           Authorization; Binding Agreement.  If such Stockholder is a corporation, partnership, limited partnership, limited liability company or other entity, such Stockholder is duly organized, validly existing and in good standing (or the equivalent concept to the extent applicable) under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Stockholder, and such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, he or she has full legal capacity, right and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder, and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

2.2.           Non-Contravention.  The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not (i) except for applicable requirements under federal securities Law, the securities Laws of any state or other jurisdiction, the rules of any applicable securities exchange or any other applicable Law or regulation, require any consent, approval, order, authorization, permit or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances on any of the Subject Shares pursuant to, any Contract or other instrument binding on such Stockholder or any applicable Law, (ii) if such Stockholder is a corporation, partnership or limited liability company, violate any provision of such Stockholder’s organizational documents or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder, except, in the case of clauses (i) and (iii), for matters that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact such Stockholder’s ability to perform its obligations hereunder.

2.3.           Ownership of Subject Shares; Total Shares.  Except as set forth on Schedule A, such Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such Stockholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except (i) as provided hereunder or (ii) pursuant to any applicable restrictions on transfer under the Securities Act (collectively, “Permitted Encumbrances”). The Subject Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of Company Common Stock owned (both beneficially and of record) by such Stockholder as of the date hereof. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Stockholder’s Subject Shares.

2.4.           Voting and Disposition Power.  Except as set forth on Schedule A, such Stockholder has full and sole voting power with respect to such Stockholder’s Subject Shares, and full and sole power of disposition, full and sole power to issue instructions with respect to the matters set forth herein and full and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

2.5.           Reliance.  Such Stockholder understands and acknowledges that the Seller and the Purchaser are entering into the Stock Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6.           Absence of Litigation.  With respect to such Stockholder, as of the date hereof, there is no action pending against, or, to the actual knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that could reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

2.7.           Brokers.  Except for Headwaters MB LLC, The Benchmark Company, LLC, Arcadia Securities, LLC (collectively, the “Seller Financial Advisors”), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or any Acquired Company who might be entitled to any fee or commission from the Seller, any Acquired Company or any affiliates of the Seller or any Acquired Company in connection with the transaction contemplated by the Stock Purchase Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PURCHASER

Each of the Seller and the Purchaser represent and warrant to each Stockholder that:

3.1.   Organization; Authorization.  The Seller is duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Purchaser is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The consummation of the transactions contemplated hereby are within each of the Seller’s and the Purchaser’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the Seller and the Purchaser. The Seller and the Purchaser have full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.2.   Binding Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Seller and the Purchaser and constitutes a legal, valid and binding obligation of the Seller and the Purchaser enforceable against the Seller and the Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE IV
MISCELLANEOUS

4.1.           Notices.  All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt when transmitted by facsimile transmission or email, (c) upon receipt after dispatch by registered or certified mail, postage prepaid or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

if to the Purchaser, to:

DDC (United Kingdom) Ltd.
c/o Data Device Corporation
105 Wilbur Place
Bohemia, New York 11716
Attention:  Vincent Buffa, President
Facsimile No.:  (631) 563-5204
Email: vbuffa@ddc-web.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention:  Luke J. Bergstrom
Facsimile No.:  (650) 463-2600
Email:  luke.bergstrom@lw.com

if to the Seller, to:

Emrise Corporation
2530 Meridian Parkway
Durham, NC 27713
Attention:  Carmine T. Oliva
Facsimile No.:  252-330-2560
Email: ctoliva@emrise.com

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention:  Robert Friedman
Facsimile No.:  (212) 451-2222
Email: rfriedman@olshanlaw.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

4.2.           Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (i) the termination of the Stock Purchase Agreement in accordance with its terms, (ii) the Closing, and (iii) the mutual written consent of (x) the Seller and the Purchaser, on the one hand, and (y) the Stockholder with respect to which such termination is to be effective, on the other. Upon termination of this Agreement with respect to any party, such party shall not have any further obligations or liabilities under this Agreement; provided, however, that (A) nothing set forth in this Section 4.2 shall relieve any party from liability for any breach of this Agreement prior to termination hereof and (B) the provisions of this Article IV shall survive any termination of this Agreement.

4.3.              Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each of (x) the Seller and the Purchaser, on the one hand, and (y) the Stockholder with respect to which such amendment is to be effective, on the other, or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4.              Expenses.  All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the transactions contemplated by the Stock Purchase Agreement are consummated.

4.5.           Assignment; No Third-Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without (x) in the case of an assignment by the Seller and/or the Purchaser, the prior written consent of each Stockholder and (y) in the case of an assignment by a Stockholder, the prior written consent of the Seller and the Purchaser, and any assignment without such prior written consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (including the right to rely upon the representations and warranties set forth herein).

4.6.              Governing Law; Jurisdiction.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

(b)           The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transaction shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

(c)           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.7.              Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.8.              Entire Agreement. This Agreement and the Stock Purchase Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

4.9           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

4.10.           Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative).  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.

4.11.           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.12.           Mutual Drafting; Interpretation.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles” and “Schedules” are intended to refer to Sections, Articles and Schedules to this Agreement. Schedule A attached to this Agreement constitutes a part of this Agreement and is incorporated herein for all purposes. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. All references in this Agreement to “$” are references to United States dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

4.13.           Further Assurances.  The Seller, the Purchaser and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

4.14.   Capacity as Stockholder.  Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a Stockholder of the Seller, and not in such Stockholder’s capacity as a director, officer or employee of the Seller. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Seller in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Seller, or in the exercise of his or her fiduciary duties as a director or officer of the Seller, or prevent or be construed to create any obligation on the part of any director or officer of the Seller from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.15.           No Agreement Until Executed.  This Agreement shall not be effective unless and until (i) the Stock Purchase Agreement is executed by all parties thereto and (ii) as to a Stockholder, this Agreement is executed by the Seller, the Purchaser and such Stockholder.

4.16.     Stockholder Obligation Several and Not Joint; Independent Nature of Obligations.  The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Each of the Seller and the Purchaser, on the one hand, and each Stockholder, on the other, shall be entitled to enforce its rights under this Agreement against the other, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. No Stockholder may enforce this Agreement against any other Stockholder party hereto. A default by any Stockholder of its obligations pursuant to this Agreement shall not relieve any other Stockholder of any of its obligations to the Seller and/or the Purchaser under this Agreement.

4.17.           No Ownership Interest.  Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Seller or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each applicable Stockholder, and neither the Seller nor the Purchaser shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Seller or exercise any power or authority to direct such Stockholder in the voting of any of the Subject Shares.

(Signature page follows)

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth on the cover page of this Agreement.

EMRISE CORPORATION

By: _____________________________________
Name: Carmine T. Oliva
Title: Chief Executive Officer

DDC (UNITED KINGDOM) LIMITED

By: _____________________________________
Name:
Title:

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth on the cover page of this Agreement.

STOCKHOLDER

By: _____________________________________
Name:
Address:

Facsimile:
E-mail:

Schedule A

Name of Stockholder	Number of Subject Shares as of the Date Hereof
Carmine T. Oliva	366,147
Georgeann Oliva	21,837
Samuel J. Oliva	280,076
Samuel G. & T. Michelle Oliva	279,220
Otis W. Baskin	54,787
Graham Jefferies	46,446
Frank P. Russomanno	54,987
Julie A. Abraham	50,000
Timothy J. Blades	25,000